UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WEBSITE PROS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

WEBSITE PROS, INC.

12375 Gran Bay Parkway West, Building 200

Jacksonville, Florida 32258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 8, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of WEBSITE PROS, INC., a Delaware corporation (the “Company”). The meeting will be held on TUESDAY, MAY 8, 2007 at 10:30 a.m. local time at the Epping Forest Yacht Club, 1830 Epping Forest Drive, Jacksonville, Florida for the following purposes:

1.             To elect two directors to hold office until the 2010 Annual Meeting of Stockholders.

2.                                       To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.

3.             To approve the Amended and Restated 2005 Non-Employee Directors’ Stock Plan.

4.             To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 22, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Kevin M. Carney

Secretary

Jacksonville, Florida

April 9, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

WEBSITE PROS, INC.

12375 Gran Bay Parkway West, Building 200

Jacksonville, Florida 32258

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

May 8, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of WEBSITE PROS, INC. (sometimes referred to as the “Company” or “Website Pros”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 9, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 22, 2007 will be entitled to vote at the annual meeting. On this record date, there were 17,384,841 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 22, 2007 your shares were registered directly in your name with Website Pros’ transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 22, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•                  Election of two directors;

•                  Ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007; and

•                  Approval of the Amended and Restated 2005 Non-Employee Directors’ Stock Plan.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. You may vote “For” or “Against,” or abstain from voting with respect to, the ratification of Ernst & Young LLP as our independent registered public accounting firm and the approval of the Amended and Restated 2005 Non-Employee Directors’ Stock Plan. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•                  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•                  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•                  To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 7, 2007 to be counted.

•                  To vote on the Internet, go to www.investorvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 7, 2007 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Website Pros. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 22, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the one director nominee, “For” ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007 and “For” approval of the Amended and Restated 2005 Non-Employee Directors’ Stock Plan. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•                  You may submit another properly completed proxy card with a later date.

•                  You may send a written notice that you are revoking your proxy to Website Pros’ Corporate Secretary at 12375 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258.

•                  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 11, 2007, to the Corporate Secretary of Website Pros at 12375 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258.

A stockholder nomination for director or a proposal that will not be included in next year’s proxy materials, but that a stockholder intends to present in person at next year’s Annual Meeting, must comply with the notice, information and consent provisions contained in the Company’s Bylaws. In part, the Bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination in writing, to the Company’s Corporate Secretary at the Company’s principal executive offices no later than the close of business on February 8, 2008 (90 days prior to the first anniversary of the 2007 Annual Meeting Date) nor earlier than the close of business on January 9, 2008 (120 days prior to the first anniversary of the 2007 Annual Meeting date). In the event that the Company sets an Annual Meeting date for 2008 that is not within 30 days before or after the anniversary of the 2007 Annual Meeting date, notice by the stockholder must be received no later than the close of business on the 120th day prior to the 2008 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2008 Annual Meeting is first made. The Company’s Bylaws contain additional requirements to properly submit a proposal or nominate a director. If you plan to submit a proposal or nominate a director, please review the Company’s Bylaws carefully. You may obtain a copy of the Company’s Bylaws by mailing a request in writing to the Corporate Secretary of Website Pros at 12375 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•                  For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•                  To be approved, Proposal 2—Ratification of Ernst & Young LLP as independent registered public accounting firm for the Company for its fiscal year ending December 31, 2007 must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•                  To be approved, Proposal 3—Approval of Amended and Restated 2005 Non-Employee Directors’ Stock Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 17,384,841 shares outstanding and entitled to vote. Thus 8,692,421 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Website Pros’ Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified or until the director’s death, resignation or removal. This includes vacancies created by an increase in the number of directors.

The Board of Directors presently has eight members. There are four directors in the class whose term of office expires in 2007. Two of these directors, Mr. Genachowski and Mr. McCoy have elected to stand for reelection. Mr. Genachowski was appointed to the Board of Directors in January 2006 to fill a vacancy on the Board of Directors and was introduced to the Board for nomination by a member of the Board of Directors. Mr. McCoy was appointed to the Board of directors in March 2007 to fill a vacancy on the Board of Directors, as discussed below, and was introduced to the Board of Directors through the Nominating and Corporate Governance Committee by Website Pros’ Chief Executive Officer. If elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal.

The Company’s Certificate of Incorporation provides that the number of directors constituting the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors. On March 28, 2007 the Board of Directors increased the number of directors constituting the Board of Directors from seven to eight and elected Robert McCoy to fill the vacancy created by the increase, to serve until the 2007 Annual Meeting. Messrs. Deven Parekh and George J. Still, Jr. have elected not to stand for reelection, and, on March 28, 2007 the Board of Directors also resolved that the number of directors constituting the Board of Directors will automatically be decreased from eight to six at the 2007 Annual Meeting and that the number of directors in the class whose term of office expires in 2010 be reduced from four to two. As a result, there are only two nominees for election at the 2007 Annual Meeting.  Proxies may not be voted for a greater number of persons than the number of nominees named.

It is the Company’s policy to encourage directors and nominees for director to attend the annual meeting, and three directors attended the Company’s 2006 Annual Meeting.

The following is a brief biography of the nominees for election at the 2007 Annual Meeting and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2010 ANNUAL MEETING

Julius Genachowski, age 44, has served as a member of our Board of Directors since January 2006. Mr. Genachowski is currently a special advisor at General Atlantic and co-founder and managing director of Rock Creek Ventures. From 1997 until 2005, Mr. Genachowski served in senior executive positions at IAC/InterActiveCorp, a publicly-traded e-commerce and media company. His positions at IAC included Chief of Business Operations, General Counsel and member of the Office of the Chairman. Prior to joining IAC, Mr. Genachowski served as Chief Counsel to the Chairman of the Federal Communications Commission. Prior to joining the FCC, he served as a law clerk to U.S. Supreme Court Justice David H. Souter and, before that, to retired U.S. Supreme Court Justice William J. Brennan, Jr. Mr. Genachowski holds a B.A. from Columbia University and a J.D. from Harvard Law School.

Robert McCoy, age 68, has served as a member of our Board of Directors since March 28, 2007.  Mr. McCoy has been a director of Krispy Kreme Doughnuts, Inc. since November 2003 and is currently the Chairman of its Audit Committee and a member of its Governance Committee.  Mr. McCoy has been a director of MedCath Corporation since October 2003 and is currently a member of its Audit Committee, Compliance Committee and Governance and Nominating Committee.  Mr. McCoy retired in September 2003 as Vice Chairman and Chief Financial Officer of Wachovia Corporation, a diversified financial services company, where he had been a senior executive officer since 1991.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

David Brown, age 53, has served as our Chief Executive Officer and president since August 2000 and as a member of our Board of Directors since August 1999. Mr. Brown served as our president from August 1999 until March 2000. Mr. Brown was employed by Atlantic Partners Group, a private equity firm, from March 2000 until August 2000. Prior to joining us, Mr. Brown founded Atlantic Teleservices, a technology services company, in 1997 and served as its Chief Executive Officer from 1997 until its acquisition by us in August 1999. Mr. Brown holds a B.A. from Harvard University.

Timothy Maudlin, age 56, has served as a member of our Board of Directors since February 2002 and was appointed Lead Director in January 2007.  Mr. Maudlin is currently a managing partner of Medical Innovation Partners, a venture capital firm. From 1999 to 2001, he served as a principal and as chief financial officer of Venturi Group, LLC, an incubator and venture capital firm. From February 2005 until June 2006, Mr. Maudlin served as chairman of the board of directors of Curative Health Services, Inc. (“Curative”), a biopharmaceutical company. In March 2006, Curative filed a voluntary petition for bankruptcy under Chapter 11 and in June 2006, it emerged from bankruptcy. He is a certified public account and holds a B.A. from St. Olaf College and a M.A. from Kellogg School of Management at Northwestern University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

Hugh Durden, age 64, has served as a member of our Board of Directors since January 2006. Mr. Durden is currently a director of The St. Joe Company, a real estate development company, and the chairman of the Alfred I. duPont Testamentary Trust. Prior to serving as chairman, Mr. Durden served as the representative of the corporate trustee of the DuPont Trust from July 1997 until December 2004. Prior to joining the DuPont Trust, Mr. Durden served as president of Wachovia Corporate Services, a banking corporation, from January 1994 until December 2000. Mr. Durden holds a B.A. from Princeton University and a M.B.A. from Tulane University.

G. Harry Durity, age 60, has served as a member of our Board of Directors since January 2006. Mr. Durity currently is a director and the chairman of the Executive Committee of National Medical Health Card Systems, Inc., a specialized health services company, and serves as a senior advisor at New Mountain Capital, a private equity firm. From August 1994 to January 2005, Mr. Durity served as corporate vice president–worldwide business development and as a member of the executive committee at Automatic Data Processing, Inc., a data processing company. Mr. Durity holds a B.A. from Western Maryland College and a M.A. from Washington State University.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under The NASDAQ Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Durden, Mr. Durity, Mr. Genachowski, Mr. Maudlin, Mr. McCoy, Mr. Parekh and Mr. Still.  In making this determination, the Board found that none of the directors or nominees for director have a material or other disqualifying relationship with the Company. Mr. Brown, the President and Chief Executive Officer of the Company, is not an independent director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

On January 25, 2007, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Principles to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The principles are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Principles set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Principles were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Principles, as well as the charters for each committee of the Board, may be viewed at http://ir.websitepros.com/documents.cfm.

As required under applicable Nasdaq listing standards, in the fiscal year ended December 31, 2006, the Company’s independent directors met three times in regularly scheduled executive sessions at which only independent directors were present. Mr. Maudlin, chairman of the Audit Committee, presided over the executive sessions. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Website Pros at 12375 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit, Compensation, or Nominating and Corporate Governance Committee.

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the current membership and the meeting information for the fiscal year ended December 31, 2006 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
David Brown
Hugh Durden (1)	X				X	*
G. Harry Durity (1)	X		X
Julius Genachowski (1)			X	*	X
Timothy Maudlin	X	*	X		X
Robert McCoy (2)
Deven Parekh (3)			X
George J. Still, Jr. (3)			X		X
Total meetings in fiscal year 2006	5		4		1

*      Committee Chairperson

(1)   Joined the Board and each committee noted in January 2006.

(2)   Joined the Board in March 2007. Mr. McCoy is not currently serving as a member of any committee.  The Board of Directors expects to re-examine committee memberships following the 2007 Annual Meeting.

(3)   Not standing for reelection at the 2007 Annual Meeting.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;

determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” set forth in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K. In the fiscal year ended December 31, 2006, the Audit Committee met five times in executive session with the Company’s independent auditor.

Our Audit Committee charter can be found on our corporate website at
http://ir.websitepros.com/documents.cfm. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as required by Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Maudlin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Maudlin’s level of knowledge and experience based on a number of factors, including his formal education and experience as an audit manager with Arthur Andersen and as a chief financial officer.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews and approves the overall compensation policies, plans and programs for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s independent directors, executive officers and other senior management; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Commencing this year, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings. Our Compensation Committee charter can be found on our corporate website at http://ir.websitepros.com/documents.cfm. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms.

In connection with setting executive compensation for fiscal 2007, the Compensation Committee engaged an outside compensation consulting firm to evaluate the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals and to assist in refining the Company’s compensation strategy. As part of its engagement, the compensation consulting firm developed a comparative group of companies and performed analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, the compensation consulting firm also conducted individual interviews with members of the Compensation Committee and certain employees identified by the Compensation Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. The compensation consulting firm developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with the compensation consulting firm, the Compensation Committee recommended that the Board of Directors approve modified recommendations of the compensation consulting firm.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) then subject to Section 16 of the Exchange Act. Prior to October 26, 2006, the Compensation Committee had delegated authority to the Chief Executive Officer to grant options under the Company’s 2005 Equity Incentive Plan in amounts not exceeding 5,000 shares per grant.  In 2006, the Chief Executive Officer exercised this authority to grant options covering a total of 36,400 shares. On October 26, 2006, in order to implement best practices regarding equity grants the Compensation Committee withdrew this authority and determined that the Compensation Committee would act on all awards under the 2005 Equity Incentive Plan at its regularly scheduled meetings.

Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year.  However, the Compensation Committee also considers matters related to individual compensation as necessary throughout the year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The specific determinations with respect to executive compensation for fiscal 2007 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Company. Our Nominating and Corporate Governance Committee charter can be found on our corporate website at http://ir.websitepros.com/documents.cfm. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

At this time, the Nominating and Corporate Governance Committee does not consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

COMPENSATION OF DIRECTORS

During 2006 and until January 25, 2007, each non-employee director of the Company received a payment of $1,000 for each in-person meeting of the Board of Directors or any committee thereof attended by such non-employee director and $250 for any telephonic meeting of the Board of Directors or any committee thereof attended by such non-employee director.

On January 25, 2007, the Board of Directors completed a review of compensation for non-employee directors.  The review included a study performed by a compensation consulting firm.  Based on the analysis, and the increased responsibility and time commitment associated with Board and committee service, effective January 26, 2007, the Company began paying a quarterly retainer as follows:

Quarterly
Retainer
Position	($)
Non-Employee, Non-Chair Board Member	4,000
Audit Committee Chair	5,000
Compensation Committee Chair	4,500
Nominating and Corporate Governance Committee Chair	4,250

Also effective January 26, 2007, the Company began paying per meeting fees of $1,500 for Tier I meetings and $750 for Tier II meetings.  The determination of Tier I and II meetings is at the discretion of the chairman of the Board of Directors and is primarily based on the items to be reviewed and/or acted on at the meeting.  The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

During 2006, each non-employee director of the Company also received stock option grants under the 2005 Non-Employee Directors’ Stock Option Plan (the “2005 Directors Plan”). Only non-employee directors of the Company are eligible to receive options under the 2005 Directors Plan. Options granted under the 2005 Directors Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

Pursuant to the terms of the 2005 Directors Plan, any individual who served as a non-employee director upon the effectiveness of the Company’s initial public offering, or became a non-employee director after the Company’s initial public offering and prior to January 25, 2007 was automatically granted an initial option to purchase 40,000 shares of common stock. The initial grants issued upon the effectiveness of the initial public offering have an exercise price per share equal to $10.00, the price per share in the Company’s initial public offering. The shares subject to each initial grant vest in a series of 36 successive equal monthly installments measured from the date of grant.

During the last fiscal year, the Company granted options under the 2005 Directors Plan covering 10,000 shares to each non-employee then serving as director of the Company and additional options covering 5,000 for the individuals who were serving as the chairperson of each of the audit committee and the nominating and corporate governance committee immediately following the 2006 Annual Meeting of stockholders, at an exercise price per share of $11.64, the fair market value of such shares at such time. The shares subject to such options vest in a series of 12 successive equal monthly installments measured from the date of grant. As of March 15, 2007, no options had been exercised under the 2005 Directors Plan.

On January 25, 2007, the Board of Directors approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, an amendment to the 2005 Directors Plan to modify, among other things, the initial and annual grants to non-employee directors by providing for restricted stock grants and reducing the size of the option grants.  Additional details regarding this amendment are set forth below under Proposal 3 — Approval of Amended and Restated 2005 Non-Employee Directors’ Stock Plan.

The following table provides information for fiscal 2006 compensation for non-employee directors who served during fiscal 2006.

	Fees Earned or	Option
Name	Paid in Cash	Awards (1)	Total
Hugh Durden (2)	$4,750	$129,413	$134,163
G. Harry Durity (2)	$6,000	$129,413	$135,413
Julius Genachowski (2)	$4,750	$129,413	$134,163
Timothy Maudlin (4)	$5,250	$157,205	$162,455
Deven Parekh (3)	$3,750	$134,917	$138,667
George J. Still, Jr. (4)	$1,500	$157,205	$158,705

(1)   The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus includes amounts form awards granted in and prior to 2006.  Assumptions used in the calculation of this amount are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007.

(2)   Includes an option to purchase 40,000 shares of common stock granted on January 17, 2006 with a grant date fair value (as calculated under FAS 123R for financial reporting purposes) of $84,835 and an option to purchase 10,000 shares of common stock granted on May 9, 2006 with a grant date fair value (as calculated under FAS 123R for financial reporting purposes) of $44,578.  As of December 31, 2006, the director had 50,000 options outstanding.

(3)   Includes an option to purchase 40,000 shares of common stock granted on November 7, 2005 with a grant date fair value (as calculated under FAS 123R for financial reporting purposes) of $90,339 and an option to purchase 10,000 shares of common stock granted on May 9, 2006 with a grant date fair value (as calculated under FAS 123R for financial reporting purposes) of $44,578.  As of December 31, 2006, the director had 50,000 options outstanding.

(4)   Includes an option to purchase 40,000 shares of common stock granted on November 7, 2005 with a grant date fair value (as calculated under FAS 123R for financial reporting purposes) of $90,339 and an option to purchase

15,000 shares of common stock granted on May 9, 2006 with a grant date fair value (as calculated under FAS 123R for financial reporting purposes) of $66,866.  As of December 31, 2006, the director had 55,000 options outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Genachowski (chairman), Durity, Parekh, Still and Maudlin. No member of the Compensation Committee is an officer or employee of Website Pros, and none of our executive officers serve as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee. Each of our directors holds Website Pros’ securities as set forth under the heading “Security Ownership of Certain Beneficial Owners and Management.”

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 11 times during the last fiscal year. Each incumbent Board member, other than Mr. Still, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Website Pros at 12375 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and communications not requiring Board consideration). The screening procedures have been approved by a majority of the independent directors of the Board. All communications directed to the Audit Committee in accordance with the Company’s whistleblower Policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

The Company has adopted the Website Pros, Inc. Code of Conduct that applies to all officers, directors and employees. The Code of Conduct is available on our website at http://ir.websitepros.com/documents.cfm. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of other the Company’s filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

Communications with Management and Independent Registered Public Accounting Firm

The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, Website Pros’ independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, which relates to Ernst & Young LLP’s independence from Website Pros and its related entities, and has discussed their independence from Website Pros, including whether Ernst & Young LLP’s provision of non-audit services was compatible with that independence.

Committee Member Independence and Financial Expert

The Audit Committee is comprised of Mr. Maudlin (Chair), Mr. Durden and Mr. Durity, all of whom satisfy the independence criteria of the Nasdaq listing standards for serving on an audit committee. SEC regulations require Website Pros to disclose whether its Board has determined that a director qualifying as a “financial expert” serves on the Website Pros Audit Committee. Website Pros’ Board has determined that Mr. Maudlin qualifies as a “financial expert” within the meaning of such regulations.

Recommendation Regarding Financial Statements

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that Website Pros’ audited financial statements for the fiscal year ended December 31, 2006, be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

AUDIT COMMITTEE
Timothy Maudlin, Chair
Hugh Durden
G. Harry Durity

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the annual meeting at which they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2005 and December 31, 2006, by Ernst & Young LLP, the Company’s principal accountant (all fees described below were approved by the Audit Committee):

	Fiscal Year Ended
	December 31,
	2006	2005
	(in thousands)
Audit Fees (1)	$579	$1,321
Audit-related Fees (2)	234	30
Tax Fees (3)	76	231
All Other Fees	2	0

(1)   The 2005 amount includes audit fees associated with the Company’s initial public offering. The 2006 amount includes audit fees associated with a follow-on offering of the Company’s common stock.

(2)   Consists of fees pertaining to audits and accounting consultations in connection with acquisitions by Website Pros of Leads.com, Inc. and of the assets of E.B.O.Z., Inc. in 2005 and the assets of 1ShoppingCart.com Canada Corp., 1ShoppingCart.com Corp. and Renex, Inc. in 2006.

(3)   Consists of fees pertaining to tax planning related to an analysis of Internal Revenue Code Section 382 (concerning the calculation of net operating loss carry-forward limitations) during 2005, tax consultations in connection with the acquisition of the assets of 1ShoppingCart.com Canada Corp. and 1ShoppingCart.com Corp. during 2006 and to value added tax returns and advice regarding compliance.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered accounting firm, Ernst & Young LLP. While the Audit Committee Charter permits the Audit Committee to delegate pre-approval authority to one or more individuals, as well as to pre-approve defined categories of services, the Audit Committee has not yet done so. To date, all pre-approval has been given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 29, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Five Percent Stockholders:
Parties Affiliated with Peninsula Capital Management, LP (2)	861,990	4.96%
235 Pine Street, Suite 1818
San Francisco, CA 94104

Parties Affiliated with Artis Capital Management, Inc. (3)	869,488	5.00%
One Market Plaza, Spear Street Tower, Suite 1700
San Francisco, CA 94105

Parties Affiliated with Supernova Management, LLC (4)	948,698	5.45%
1603 Orrington Avenue. 13th Floor
Evanston, IL 60201

Parties Affiliated with Norwest Venture Partners (5)	1,251,623	7.20%
525 University Avenue, Suite 800
Palo Alto, CA 94301

Directors and Executive Officers:
David L. Brown (6)	1,373,100	7.34%
Kevin Carney (7)	260,889	1.48%
Darin Brannan (8)	229,647	1.30%
Edward Hechter (9)	261,838	1.49%
Roseann Duran (10)	111,266	*
Hugh Durden (11)	27,777	*
G. Harry Durity (11)	27,777	*
Julius Genachowski (11)	27,777	*
Timothy Maudlin (12)	192,486	1.10%
Robert McCoy (13)	2,222	*
Deven Parekh (14)	29,999	*
George J. Still, Jr. (5)(15)	1,286,866	7.39%
All executive officers and directors as a group (15 persons) (16)	3,668,231	18.59%

*      Less than one percent.

(1)   This table is based upon information supplied by officers, directors and stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,384,841 shares outstanding on March 29, 2007, adjusted as required by rules promulgated by the SEC.

(2)   Represents shares held by Peninsula Capital Management, LP. Scott Bedford may be deemed to beneficially own such shares.

(3)   Represents 803,434 shares held by Artis Capital Management, L.P. (“Artis”) and 66,054 shares held by Artis Microcap GP, LLC. Artis, Artis Capital Management, Inc. and Stuart L. Peterson may be deemed to beneficially own such shares.

(4)   Represents 593,062 shares held for the account of Magnetar Capital Master Fund, Ltd., 1,630 shares held for the account of Magnetar SGR Fund Ltd., 31,595 shares held for the account of Magnetar SGR Fund LP and 322,411 shares held for the account of certain managed accounts. Magnetar Capital Partners, LP, Supernova Management, LLC and Alec N. Litowitz may be deemed to beneficially own such shares.

(5)   Represents 561,406 shares owned of record by Norwest Venture Partners VII-A, LP (“NVP VII-A”), and Itasca VC Partners VII-A, LLC (“Itasca VC VII-A”) may be deemed to have beneficial ownership of such shares, based on its affiliation with NVP VII-A. Represents 423,823 shares owned of record by NorwestVenture Partners VII, LP (“NVP VII”), and Itasca VC Partners VII, LLP (“Itasca VC VII”) may be deemed to have beneficial ownership of such shares based on its affiliation with NVP VII. Represents 266,394 shares owned of record by Norwest Venture Partners IX, L.P. (“NVP IX”) and Genesis VC Partners IX, LLC (“Genesis VC IX”) may be deemed to have beneficial ownership of such shares based on its affiliation with NVP IX. At December 31, 2006, each of George J. Still, Jr. and Promod Haque may be deemed to have beneficially owned 1,251,623 shares of Common Stock consisting of the following: (1) 561,406 shares of Common Stock by virtue of his status as a managing director of Itasca VC VII-A, the general partner of NVP VII-A, the record owner of such shares; (2) 266,394 shares of Common Stock by virtue of his status as a managing director of Genesis VC IX, the general partner of NVP IX, the record owner of such shares; and (3) 423,823 shares of Common Stock by virtue of his status as a managing partner of Itasca VC VII, the general partner of NVP VII, the record owner of such shares.

(6)   Includes 36,414 shares held by Atlantic Teleservices, L.P. (“Atlantic Teleservices”) and 1,312,120 shares issuable upon the exercise of options exercisable within 60 days after March 29, 2007.  Mr. Brown is a member of CIMC Atlantic II, LLC, which is the general partner of Atlantic Teleservices. Mr. Brown shares voting and investment power with respect to these shares with Alton G. Keel, Jr.

(7)   Includes 228,984 shares issuable upon the exercise of options exercisable within 60 days after March 29, 2007.

(8)   Includes 206,744 shares issuable upon the exercise of options exercisable within 60 days after March 29, 2007.

(9)   Consists of 60,661 shares held jointly with Mr. Hechter’s wife, Lisa Jacobsen Hechter, and 201,177 shares issuable upon the exercise of options exercisable within 60 days after March 29, 2007.  Mr. Hechter resigned from the Company on January 9, 2007.

(10) Consists of 111,226 shares issuable upon the exercise of options exercisable within 60 days after March 29, 2007.

(11) Consists of 27,777 issuable upon the exercise of options exercisable within 60 days after March 29, 2007.

(12) Includes 57,122 shares held by Mr. Maudlin’s wife, Janice K. Maudlin and 34,999 shares issuable upon the exercise of options exercisable within 60 days after March 29, 2007.

(13) Mr. McCoy was appointed to the Board on March 28, 2007.  Consists of 2,222 shares issuable upon the exercise of options exercisable within 60 days after March 29, 2007.

(14) Consists of 29,999 shares issuable upon the exercise of options exercisable within 60 days after March 29, 2007.

(15) Includes 34,999 shares issuable upon the exercise of options exercisable within 60 days after March 29, 2007.

(16) Includes 2,340,317 shares issuable upon exercise of options exercisable within 60 days after March 29, 2007. See notes (2) through (15) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, the Company’s officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mr. Carney’s exercise of a stock option for 20,000 shares of the Company’s common stock on December 20, 2006 was reported late. The transaction is exempt from potential liability for “short-swing” profits under Section 16(b).

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers, including their ages as of March 15, 2007.

Name	Age	Position
David Brown	53	Director, Chief Executive Officer and President
Kevin Carney	43	Chief Financial Officer
Darin Brannan	39	Senior Vice President, Business & Corporate Development
Roseann Duran	55	Senior Vice President, Marketing
Edward Hechter (1)	43	Executive Vice President

(1)   Mr. Hechter resigned from the Company on January 9, 2007.

David Brown has served as our Chief Executive Officer and president since August 2000 and as a member of our Board of Directors since August 1999. Mr. Brown served as our president from August 1999 until March 2000. Mr. Brown was employed by Atlantic Partners Group, a private equity firm, from March 2000 until August 2000. Prior to joining us, Mr. Brown founded Atlantic Teleservices, a technology services company, in 1997 and served as its Chief Executive Officer from 1997 until its acquisition by us in August 1999. Mr. Brown holds a B.A. from Harvard University.

Kevin Carney has served as our Chief Financial Officer since January 2002. Mr. Carney served as our director of finance from September 2000 until January 2002 and from August 1999 until June 2000. Mr. Carney was employed by Atlantic Partners Group, a private equity firm, from June 2000 until September 2000. Prior to joining us, Mr. Carney served as the chief financial officer of Atlantic Teleservices, a technology services company, from June 1998 until its acquisition by us in August 1999. Mr. Carney is a certified public accountant and holds a B.S. in accounting and finance from Boston College.

Darin Brannan was one of our founders in March 1999. He has served as our senior vice president, business and corporate development since that time. Mr. Brannan holds a B.A. Business Administration from Embry-Riddle University and an M.B.A. from the University of Hartford.

Roseann Duran has served as our senior vice president, marketing since March 2002. Prior to joining us, Ms. Duran founded and served as of the managing partner of Odyssey, Inc., a strategic planning and marketing company for small businesses, from January 2001 until March 2002. Prior to founding Odyssey, Ms. Duran served as the vice president of e-dr.com, a business-to-business internet company for eye care practitioners, from August 2000 until January 2001. Ms. Duran holds a B.S. from Pennsylvania State University and a M.B.A. from University of North Florida.

Edward Hechter served as our executive vice president from February 2002 until his resignation in January 2007. Prior to joining us, Mr. Hechter served as the executive vice president of Innuity, Inc., a web services company, from September 2001 until February 2002, as its vice president, product development and sales operations from February 2001 until September 2001, as its vice president product development from May 2000 until February 2001 and as its director of professional services and business development from August 1999 until May 2000.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Board of Directors has delegated the power and authority to review, modify and approve compensation policies and practices and to administer the Company’s equity plans to the Compensation Committee. The Compensation Committee annually evaluates and establishes the compensation policies for the Chief Executive Officer and other members of senior management including the named executive officers. Messrs. Durity, Genachowski (Chairman), Maudlin, Parekh and Still comprise the Compensation Committee and are non-employees and independent within the meaning of Rule 4200(a)(15) of the Nasdaq listing standards.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of the Company’s executive officers should:

•                  provide a means for Website Pros to attract, retain and reward high-quality executives and other employees who will contribute to the long-term success of the Company;

•                  inspire executive officers, including the Company’s Chief Executive Officer, to achieve the Company’s business objectives; and

•                  align the financial interests of the executive officers and other employees with those of the stockholders.

The Compensation Committee’s approach regarding base salaries for executives is conservative, with the goal of maintaining base salaries at or somewhat below the industry median for Web services companies of comparable size and giving greater weight in total compensation in target bonus and gains related to equity.  The Company believes significant equity-based incentives for executives and other key employees help ensure that the executives and key employees are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

In connection with setting executive compensation for fiscal 2007, the Compensation Committee engaged an outside compensation consulting firm to evaluate the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals and to assist in refining the Company’s compensation strategy. The compensation consulting firm developed recommendations that were presented to the Compensation Committee for its consideration. The Board of Directors approved modified recommendations of the compensation consulting firm, consistent with the above considerations.

Elements of Compensation

The Compensation Committee uses two types of compensation to achieve its overall compensation objectives: annual compensation and long-term compensation. Annual compensation is comprised of base salary and variable cash compensation, while long-term compensation is generally comprised of stock options.

Annual Compensation

Base Salary. The Compensation Committee recognizes the importance of maintaining base cash compensation levels that are competitive with the companies with which Website Pros competes for talent. Base salary for executives is targeted in reference to companies in similar businesses and with similar characteristics such as revenue and market capitalization. The Compensation Committee received this data in 2006 through its own review of public filings of other publicly traded Web services companies. The Compensation Committee reviews annual salaries for all of the Company’s executive officers. In addition to other features, the annual salary plan takes into account past performance and expected future contributions of the individual executive.

Variable Compensation. In addition to earning a base salary, executives and certain members of senior management are eligible to receive additional cash compensation through variable bonuses. The variable bonuses are intended to motivate executives to achieve company-wide and individual operating and strategic objectives. Potential payment levels are equal to a percentage of base salary, which percentage is set annually by the Compensation Committee for the ensuing year. Payouts of bonuses, which generally are made in the first quarter of the following year (February 2007 in the case of 2006), are based upon the Compensation Committee’s review and analysis as to the extent to which both Company and individual operating and strategic objectives have been achieved, though the Compensation Committee may modify these goals and criteria or grant additional variable cash compensation to the executive officers even if the performance goals are not met. The combination of annual salary and variable compensation is targeted to bring the participant’s total cash compensation to levels that are at or near the 75th percentile of companies the Company considers comparable, as discussed above.

Long-Term Compensation

Equity Compensation. Equity compensation, which the Compensation Committee considers to be long term compensation, is an integral component of the Company’s efforts to attract and retain exceptional executives, senior management and employees. The Compensation Committee believes that properly structured equity compensation aligns the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock appreciation since stock options are only valuable to the employee if the value of the Company’s common stock increases after the date of grant. While equity compensation is an important part of the overall compensation policy, the Compensation Committee is sensitive to the concerns of the Company’s stockholders regarding the potentially dilutive impact of stock option grants and other equity compensation awarded to employees. Stock option grants are determined, therefore, by taking into account each executive officer’s performance and responsibility level, a comparison with comparable awards to individuals in similar positions in the industry, each executive officer’s current level of equity participation, the dilutive impact of the potential grant, and the Company’s operating performance. However, the Compensation Committee does not strictly adhere to these factors in all cases and may vary grants made to each executive officer as the particular circumstances warrant. Exercise prices for options are set at the fair market value of the Company’s common stock on the date of grant.

Options granted to executive employees during 2006 vest monthly over four years, provided that the executive officer continues his or her employment with the Company. Accordingly, an option will provide a return to the executive officer only if he or she remains employed by the Company, and then only if the market price of the Company’s common stock appreciates over the option term.

Based upon the factors noted above, the Company granted the named executive officers the option grants set forth in the Grants of Plan-Based Awards in 2006 table below. The Compensation Committee reexamines long-term compensation levels annually.

Executive officers are also generally eligible to participate in the 2005 Employee Stock Purchase Plan. As a result of applicable laws regarding stock ownership, no employee owning more than five percent (5%) of our stock is eligible to participate in this plan. During 2006 the Company did not commence an offering under the 2005 Employee Stock Purchase Plan.

The Compensation Committee believes that the programs described above provide compensation that is competitive with comparable technology companies, that they provide the basis for the Company to attract and retain qualified executive officers, and that they link the interests of executive officers together with those of the stockholders. The Compensation Committee will continue to monitor the relationship among executive compensation, the Company’s performance and stockholder value. The Compensation Committee believes that these programs were appropriate and plans to continue to monitor the Company’s equity compensation plans in light of changing market, financial and regulatory conditions.

We encourage our executive officers to hold a significant equity interest in the Company, however, we do not have any specific ownership guidelines.  We do have a policy that prohibits our executive officers, directors or other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Severance Benefits. Executive officers other than the Company’s Chief Executive Officer and Chief Financial Officer are eligible to participate in the Company’s Executive Severance Benefit Plan. The Company’s Chief

Executive Officer and Chief Financial Officer are entitled to severance benefits as well, pursuant to their employment agreement. The Compensation Committee considers these severance benefits critical to attracting and retaining high caliber executives.

Personal Benefits. Website Pros seeks to maintain an egalitarian culture in its facilities and operations. Accordingly, Website Pros does not provide officers with reserved parking spaces or separate dining or other facilities. The Company also does not have programs that provide personal-benefit perquisites to officers, such as lodging or defraying the cost of personal entertainment or family travel. Website Pros’ health care and other insurance programs are the same for all eligible employees, including officers. There are no outstanding loans of any kind to any executive officer, and federal law and the Company’s Code of Conduct prohibit loans to executive officers by the Company. Website Pros expects its officers to be role models under its Code of Conduct, which is applicable to all employees, and officers are not entitled to operate under lesser standards.

Employment Agreements and Offer Letters.  Our senior officers are parties to employment agreements in the form previously filed with the SEC.  We have no current plans to make any changes to any employment agreements or offer letters.

2006 Chief Executive Officer Compensation

Mr. Brown is eligible to receive the same categories of compensation as are available to other executive officers of the Company. Mr. Brown’s compensation in 2006 was based primarily upon the terms of the employment agreement between Mr. Brown and Website Pros dated as of April 2005 and effective as of the Company’s initial public offering.

In establishing Mr. Brown’s 2006 compensation arrangements, the Compensation Committee evaluated, among other things, the Company’s overall success throughout 2006 and also considered certain quantifiable measures of growth and performance that are derived from our financial statements such as the Company’s total revenues (a non-GAAP measurement which we believe is key to evaluating our results), net income and earnings per share.

The Compensation Committee considered other important indications of the Company’s recent growth and success, such as completing the initial public offering in November 2005, increased compliance associated with being a public company, the secondary offering in August 2006 and the acquisition of substantially all of the assets of Renex, Inc. and 1ShoppingCart, Inc. in September 2006. In addition, in evaluating Mr. Brown’s performance and establishing his 2006 compensation arrangements, the Compensation Committee took into account certain qualitative and intangible factors that relate individually to Mr. Brown, such as Mr. Brown’s leadership and vision that have played a significant role in the continuing success of the Company.

Based on the Compensation Committee’s review of companies in similar businesses and with similar characteristics such as revenue and market capitalization, Mr. Brown’s 2006 compensation included an annual salary of $320,000 in cash and a discretionary cash bonus of up to fifty percent (50%) of base salary.  This below-median cash salary was based on Mr. Brown’s willingness to receive a smaller portion of his compensation in cash than is typical for chief executive officers of similar companies and Website Pros’ desire to preserve cash, particularly when it was a privately-held company with limited access to capital. Consistent with the Compensation Committee’s philosophy, a greater portion of Mr. Brown’s overall compensation was equity-based or based upon a variable bonus. The Compensation Committee believes that Mr. Brown’s compensation structure for 2006 was in the best interests of the Company and was commensurate with the Compensation Committee’s philosophy of aligning compensation with the creation of long-term value for Website Pros’ stockholders.

On January 25, 2007, the Board of Directors completed a review of the executive officers’ compensation. The review included a study performed by a compensation consulting firm. Based on the analysis and upon an evaluation of Mr. Brown’s overall leadership and management, as well as the Company’s achievements during 2006, Mr. Brown was awarded a cash bonus of $88,000.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that Website Pros may deduct in any one year with respect to its Chief Executive Officer and each of its next four most highly compensated executive officers. Certain performance-based compensation within the meaning of Section 162(m) is not subject to the deduction limit. To maintain flexibility in compensating the Chief Executive Officer and the executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the Company and its stockholders.

Conclusion

Through the compensation arrangements described above, a significant portion of Website Pros’ compensation program and Mr. Brown’s compensation are contingent on Website Pros’ performance, and the realization of benefits is closely linked to increases in long-term stockholder value and the Company’s achievements. Website Pros remains committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of its business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of other the Company’s filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE

Julius Genachowski, Chair

G. Harry Durity

Timothy Maudlin

Deven Parekh

George J. Still, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal year ended December 31, 2006 compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer and its other three most highly compensated executive officers at December 31, 2006 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (3)	($)
David Brown	2006	312,706	88,000	52,577	5,439	458,722
Chief Executive Officer and President

Kevin Carney	2006	212,706	40,000	45,293	4,479	302,478
Chief Financial Officer

Darin Brannan	2006	147,569	24,400	36,140	2,512	210,621
Senior Vice President, Business & Corporate Development

Roseann Duran	2006	128,379	19,000	22,226	2,787	174,392
Senior Vice President, Marketing

Edward Hechter (2)	2006	180,948	—	32,656	4,898	218,502
Executive Vice President

(1)   The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus includes amounts from awards granted in and prior to 2006.  Assumptions used in the calculation of this amount are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007.

(2)   Mr. Hechter resigned from the Company on January 9, 2007.

(3)   Includes the following payments we made on behalf of the executives:

		Life Insurance	401(K)	Total
		Premiums
Name	Year	($)	($)	($)
David Brown	2006	454	4,985	5,439

Kevin Carney	2006	454	4,025	4,479

David Brannan	2006	435	2,077	2,512

Roseann Duran	2006	383	2,404	2,787

Edward Hechter	2006	454	4,444	4,898

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under its 2005 Equity Incentive Plan (the “2005 Plan”). Prior to the adoption of the 2005 plan, the Company granted options to its executive officers under the 1999 Equity Incentive Plan (the “1999 Plan”). As of March 29, 2007, (i) options to purchase a total of 1,277,160 shares were outstanding under the 2005 Plan and options to purchase 706,386 shares remained available for grant under the 2005 Plan; and (ii) options to purchase a total of 3,191,555 shares were outstanding under the 1999 Plan and no shares remained available for grant under the 1999 Plan. The Company has never granted any stock appreciation rights.

The following tables show for the fiscal year ended December 31, 2006, certain information regarding options granted to, held at year end by, and exercised by the Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS IN 2006

		All Other
		Option
		Awards	Exercise
		Number of	Or Base	Grant Date
		Securities	Price of	Fair Value of
		Underlying	Option	Stock and
	Grant	Options	Awards	Option Awards
Name	Date	(#)	($/Sh)	($) (2)
David Brown	—	—	—	—
Kevin Carney (1)	2/24/2006	25,000	11.25	173,125
Darin Brannan (1)	2/24/2006	10,000	11.25	69,250
Roseann Duran (1)	2/24/2006	15,000	11.25	103,875
Edward Hechter (1)	2/24/2006	20,000	11.25	138,500

(1)   1/48th of the shares vest on each monthly anniversary of February 24, 2006 until all of the shares are fully vested; provided that no shares shall vest on any vesting date if on such date the option holder is not provided Continuous Service (as such term is defined in the applicable plan) to the Company.

(2)   The amounts in this column reflect the grant date fair value of stock options calculated in accordance with FAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable (1)	Options (#)	Price ($)	Date
David Brown	135,414	364,586	—	9.00	4/6/2015
	528,621	—	—	2.00	11/26/2013
	489,101	—	—	0.50	5/28/2012
	85,714	—	—	2.00	10/18/2010
	928	—	—	2.00	10/6/2009
	3,593	—	—	2.00	8/11/2009

Kevin Carney	5,208	19,792	—	11.25	11/24/2016
	33,332	46,668	—	9.00	4/6/2015
	165,103	—	—	2.00	11/26/2013
	1,428	—	—	2.00	11/20/2011
	7,142	—	—	2.00	10/18/2010

Darin Brannan	2,083	7,917	—	11.25	2/24/2016
	46,666	13,334	—	3.25	8/20/2014
	100,705	—	—	2.00	11/26/2013
	45,000	—	—	0.50	5/28/2012

Roseann Duran	3,124	11,876	—	11.25	2/24/2016
	8,333	11,667	—	9.00	4/6/2015
	53,664	—	—	2.00	11/26/2013
	40,000	—	—	0.50	5/28/2012

Edward Hechter	4,166	15,834	—	11.25	2/24/2016
	12,499	17,501	—	9.00	4/6/2015
	179,304	—	—	2.00	11/26/2013

(1)   1/48th of the shares vest on each monthly anniversary of February 24, 2006 until all of the shares are fully vested; provided that no shares shall vest on any vesting date if on such date the option holder is not providing Continuous Service (as such term is defined in the applicable plan) to the Company.

OPTION EXERCISES

Number of
	Shares	Value
	Acquired	Realized
	on Exercise	on Exercise
Name	(#)	($)
David Brown	280,000	2,172,460
Kevin Carney	80,000	731,200
Darin Brannan	—	—
Roseann Duran	—	—
Edward Hechter	—	—

EQUITY COMPENSATION PLAN INFORMATION

The number of shares issuable upon exercise of outstanding stock options, the weighted-average exercise price of the outstanding options, and the number of stock options remaining for future issuance for each of our equity compensation plans as of December 31, 2006 are summarized as follows:

Number of securities
remaining available for
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,072,812	$5.29	2,069,191	(1)
Equity compensation plans not approved by security holders (2)	—	N/A	—
Total	4,072,812	$5.29	2,069,191	(1)

(1)   Includes 491,274 shares reserved for issuance pursuant to the Company’s 2005 Employee Stock Purchase Plan.

(2)   None of Website Pros’ equity compensation plans were adopted without the approval of the Company’s security holders.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

In 2005, each of Mr. Brown and Mr. Carney entered into an employment agreement which became effective immediately following the Company’s initial public offering. These agreements provide for initial base salaries of $275,000 and $175,000, respectively. In 2006 Mr. Brown’s base salary was increased to $320,000 and Mr. Carney’s base salary was increased to $220,000. These agreements also provide for other customary benefits and terms, including discretionary bonus of up to 50% of base salary for Mr. Brown and up to 40% of base salary for Mr. Carney, medical insurance and participation in our 401(k) plan. No particular performance goals have been established with respect to bonus eligibility for Mr. Brown or Mr. Carney. The Compensation Committee of our Board of Directors may modify the compensation and benefits provided under these agreements as they deem necessary. Each of these officers is employed by us on an “at will” basis, notwithstanding the existence of these agreements.

Under Mr. Brown’s employment agreement, if at any time his employment is terminated by us without cause or by Mr. Brown for good reason, we would be obligated to pay Mr. Brown severance equal to eighteen months of salary plus 150% of the prior year’s bonus and health benefits, and Mr. Brown would be entitled to an additional eighteen months of vesting of shares subject to any stock options held by him at the time of such termination.

Under Mr. Carney’s employment agreement, if at any time his employment is terminated by us without cause or by Mr. Carney for good reason, we would be obligated to pay Mr. Carney severance equal to twelve months of salary plus prior year’s bonus and health benefits, and Mr. Carney would be entitled to an additional twelve months of vesting of shares subject to any stock options held by him at the time of such termination.

Additionally, Mr. Brown and Mr. Carney are entitled to accelerated vesting benefits described below under “Change of Control Provisions.”

Change of Control Provisions

Our named executive officers, other than David Brown and Kevin Carney, and some of our other key employees are entitled to cash severance and vesting acceleration benefits in connection with changes of control as described below under “Executive Severance Benefit Plan.” Mr. Brown and Mr. Carney are entitled to the following vesting acceleration in the event of a change of control:

•                  In the event of a change of control, Mr. Brown will receive accelerated vesting of all shares subject to vesting under any of his outstanding options or other stock awards effective immediately prior to the closing of the change of control.

•                  In the event of a change of control, Mr. Carney will receive accelerated vesting of 20% of the then-unvested shares subject to his then outstanding options or other stock awards effective immediately prior to the closing of the change of control. In addition, if Mr. Carney’s employment is terminated without cause or for good reason within eighteen months following the change of control, an additional 30% of the shares subject to his then outstanding options or other stock awards that were unvested at the time of the change of control will become immediately vested upon such termination.

2005 Equity Incentive Plan

Under the 2005 Plan, in the event of specified significant corporate transactions, such as a sale of all or substantially all of our assets, a sale of at least 90% of our outstanding securities, a merger in which we are not the surviving entity, or a merger in which we are the surviving entity but our common stock outstanding immediately prior to the transaction is exchanged or converted into other property, all outstanding stock awards under the 2005 Equity Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose service with us or our affiliates has not terminated more than three months prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction. Our Board of Directors may also provide that the holder of an outstanding stock award not assumed in the corporate transaction will surrender such stock award in exchange for a payment equal to the excess of (i) the value of the property that the optionee would have received upon exercise of the stock award, over (ii) the exercise price otherwise payable in connection with the stock award.

2005 Non-Employee Directors’ Stock Option Plan

Under the 2005 Non-Employee Directors’ Stock Option Plan, in the event of specific significant corporate transactions, such as a sale of all or substantially all of our assets, a sale of at least 90% of our outstanding securities in a merger, consolidation or similar transaction in which we are not the surviving entity, or a merger, consolidation or similar transaction in which we are the surviving entity but our common stock outstanding immediately prior to the transaction is exchanged for or converted into other property, all outstanding awards under the 2005 Non-Employee Directors’ Stock Option Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by optionees then performing services for us or our affiliates, the vesting and exercisability of such awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding awards will terminate if not exercised prior to the effective date of the corporate transaction. Our Board of Directors may also provide that the holder of an outstanding award not assumed in the corporate transaction will surrender such award in exchange for a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the award, over (ii) the exercise price otherwise payable in connection with the award.  See Proposal 3 — Approval of Amended and Restated 2005 Non-Employee Directors’ Stock Plan below for information regarding the proposed Amended and Restated 2005 Non-Employee Directors’ Stock Plan.

2005 Employee Stock Purchase Plan

Under the 2005 Employee Stock Purchase Plan, in the event of specified significant corporate transactions, any then-outstanding rights to purchase our stock under the 2005 Employee Stock Purchase Plan will be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately thereafter.

Executive Severance Benefit Plan

In April 2005, our Board of Directors adopted the Executive Severance Benefit Plan, which became effective immediately following the initial public offering. Under the Executive Severance Benefit Plan, executive officers, other than David Brown and Kevin Carney, and some of our other key employees, as designated by our Board of Directors, are eligible for severance benefits, including cash severance payments and accelerated vesting of outstanding stock and options.

Termination without Cause or Resignation for Good Reason. Under the Executive Severance Benefit Plan, if a beneficiary’s employment with us terminates without cause, or the beneficiary terminates his or her employment with good reason, the beneficiary is entitled to cash severance in an amount equal to six months’ salary, payable in accordance with our standard payroll practices. Additionally, the beneficiary would be entitled to acceleration of six months’ worth of vesting of the shares of stock held by the beneficiary and the shares of stock subject to any options held by the beneficiary. Further, we will pay any Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, payments for six months.

Termination without Cause or Resignation for Good Reason Following a Change of Control. Under the Executive Severance Benefit Plan, if within eighteen months following a change of control a beneficiary’s employment with us terminates without cause, or the beneficiary terminates his or her employment with good reason, the beneficiary is entitled to cash severance in an amount equal to six months’ salary, payable in accordance with our standard payroll practices. Additionally, the beneficiary would be entitled to acceleration of 50% of the then-unvested shares of stock held by the beneficiary and the shares of stock subject to any options held by the beneficiary. Further, we will pay any COBRA payments for six months.

Conditions to Receipt of Benefits. To be eligible to receive benefits under the Executive Severance Benefit Plan, the beneficiary must execute a general waiver and release of claims in our favor. If a beneficiary is terminated for cause or resigns without good reason, the beneficiary is ineligible for benefits under the Executive Severance Benefit Plan.

Summary of Estimated Amounts Payable Upon a Separation or Change of Control

The table below estimates amounts payable upon a separation, change of control and a separation following a change of control as of December 29, 2006 using the closing stock price of the Company as of that date:

	As of December 29, 2006
					Termination Without
					Cause or Resignation
	Termination Without				for Good Reason
	Cause or Resignation				Following a
Name	for Good Reason		Change of Control		Change of Control
David Brown
Separation Benefit (1)	$612,000		$—		$612,000
Stock Options	$78,861	(2)	$149,113	(3)	$149,113	(3)
COBRA Premiums (4)	$19,530		$—		$19,530
Total	$710,391		$149,113		$780,643

Kevin Carney
Separation Benefit (5)	$260,000		$—		$260,000
Stock Options	$51,692	(6)	$31,062	(7)	$46,593	(8)
COBRA Premiums (9)	$12,935		$—		$12,935
Total	$324,627		$31,062		$319,528

Darin Brannan
Separation Benefit (10)	$75,000		$—		$75,000
Stock Options	$19,276	(11)	$—		$34,064	(12)
COBRA Premiums (13)	$6,510		$—		$6,510
Total	$100,786		$—		$115,574

Roseann Duran
Separation Benefit (10)	$65,000		$—		$65,000
Stock Options	$13,979	(11)	$—		$43,259	(12)
COBRA Premiums (13)	$2,125		$—		$2,125
Total	$81,104		$—		$110,384

Edward Hechter
Separation Benefit (10)	$92,500		$—		$92,500
Stock Options	$18,814	(11)	$—		$58,074	(12)
COBRA Premiums (13)	$6,597		$—		$6,597
Total	$117,911		$—		$157,171

(1)   Lump sum severance payment in an amount equal to 18 months of then-current base salary plus 150% of prior year’s bonus.

(2)   Acceleration of the vesting of shares of stock subject to options held such that the shares vest to the same extent as such shares would have been vested had employment continued for an additional 18 months.

(3)   Acceleration of the vesting of shares of stock subject to options held such that all shares become immediately and fully vested.

(4)   Reimbursement of COBRA premiums for a maximum of 18 months.

(5)   Lump sum severance payment in an amount equal to 12 months of then-current base salary plus prior year’s bonus.

(6)   Acceleration of the vesting of shares of stock subject to options held such that the shares vest to the same extent as such shares would have been vested had employment continued for an additional 12 months.

(7)   Acceleration of the vesting of shares of stock subject to options held such that 20% of the shares that were unvested become immediately vested.

(8)   Acceleration of the vesting of shares of stock subject to options held such that an additional 30% of the shares that were unvested become immediately vested.

(9)   Reimbursement of COBRA premiums for a maximum of 12 months.

(10) Lump sum severance payment in an amount equal to six months of then-current base salary.

(11) Acceleration of the vesting of shares of stock subject to options held such that the shares vest to the same extent as such shares would have been vested had employment continued for an additional six months.

(12) Acceleration of the vesting of shares of stock subject to options held such that 50% of the shares that were unvested become immediately vested.

(13) Reimbursement of COBRA premiums for a maximum of six months.

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED 2005 NON-EMPLOYEE DIRECTORS’ STOCK PLAN

Equity Incentive Plans Generally.

The Company maintains equity incentive plans in order to attract, retain and reward high-quality executives and other employees who will contribute to the long-term success of the Company. The Company currently maintains the following equity incentive plans: (i) the 1999 Equity Incentive Plan, (ii) the 2005 Equity Incentive Plan, (iii) the 2005 Employee Stock Purchase Plan, and (iv) the 2005 Non-Employee Directors’ Stock Option Plan (the “2005 Directors Plan”). These plans are discussed under Stock Option Grants and Exercises above, as well as under the section entitled “Equity Incentive Plans” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Details of the 2005 Directors Plan, and the proposed amendment to this plan, are discussed below.

2005 Directors Plan.

In April 2005, our Board of Directors adopted, and in September 2005, our stockholders approved, the 2005 Directors Plan. The 2005 Directors Plan became effective on November 1, 2005. The 2005 Directors Plan provides for the automatic grant of nonstatutory stock options to purchase shares of common stock to our non-employee directors. The 2005 Directors Plan will terminate on April 5, 2015, unless sooner terminated by our Board of Directors.

As of March 29, 2007, the aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2005 Directors Plan is 760,000 shares, of which options to purchase 350,000 shares of common stock at a weighted average exercise price of $10.51 per share were outstanding and 410,000 shares of common stock remained available for future issuances. The number of shares of common stock reserved for issuance will automatically increase on each January 1st, from January 1, 2008 through January 1, 2015, by the lesser of (i) the excess of (A) the number of shares of common stock subject to awards granted during the preceding calendar year, over (B) the number of shares added back to the share reserve during the preceding calendar year, or (ii) that number of shares of stock (not to exceed 200,000 shares) as may be determined by the Board of Directors. If any award expires or terminates for any reason, in whole or in part, without having been exercised in full, the shares of common stock not acquired under such award will become available for future issuance under the 2005 Directors Plan. The following types of shares issued under the 2005 Directors Plan may again become available for the grant of new awards: (i) any shares withheld to satisfy withholding taxes, (ii) any shares used to pay the exercise price of an award in a net exercise arrangement, and (iii) shares tendered to us to pay the exercise price of an award. As of the date hereof, no shares have been issued pursuant to the exercise of awards under the 2005 Directors Plan.

Amended and Restated 2005 Directors Plan.

On January 25, 2007, the Board of Directors approved the Amended and Restated 2005 Non-Employee Directors’ Stock Plan (the “Amended 2005 Directors Plan”), subject to stockholder approval, to provide for restricted stock grants and to reduce the size of the initial and annual option grants to non-employee directors. The Board of Directors approved this amendment in order to bring its non-employee director compensation closer to the norm for comparable companies.

Stockholders are requested in this Proposal 3 to approve the Amended 2005 Directors Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approved the Amended 2005 Directors Plan. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

Additional details regarding the Amended 2005 Directors Plan are outlined below:

Background

The Company adopted the 2005 Directors Plan in order to retain the services of existing non-employee directors, to secure and retain the services of new non-employee directors and to provide incentives for such persons to exert maximum efforts for the success of the Company by providing a means by which non-employee directors may be given an opportunity to benefit from increases in value of the Company’s common stock.  Seven of the Company’s directors are currently eligible to participate in the 2005 Directors Plan.

The 2005 Directors Plan previously provided that any individual who served as a non-employee director upon the effectiveness of our initial public offering or became a non-employee director after our initial public offering was granted, and future non-employee directors would automatically be granted, an initial option to purchase 40,000 shares of common stock. The initial grants issued upon the effectiveness of our initial public offering have an exercise price per share equal to $10.00, the price per share in our initial public offering. In addition, the 2005 Directors Plan provided that any individual who was serving as a non-employee director immediately following an annual meeting of our stockholders, commencing with the annual meeting in 2006, would automatically be granted an option to purchase 10,000 shares of common stock on such date. Further, the individuals who were serving as the chairperson of each of the audit committee and the nominating and corporate governance committee immediately following an annual meeting of our stockholders, commencing with the annual meeting in 2006, would each automatically be granted an option to purchase an additional 5,000 shares of common stock on such date.

Proposed Amendment

On January 25, 2007, the Board of Directors approved the Amended 2005 Directors Plan, subject to stockholder approval, to provide for restricted stock grants and to reduce the initial and annual option grants to non-employee directors. Under the Amended 2005 Directors Plan, each individual who is elected or appointed for the first time to be a non-employee director will be granted (1) an initial option to purchase 25,000 shares of common stock and (2) a restricted stock award of 12,500 shares of common stock. The shares subject to each initial option grant vest in a series of 36 successive equal monthly installments measured from the date of grant, and the shares subject to each initial restricted stock award vest in a series of 3 successive equal annual installments measured from the date of grant. In addition, any individual who is serving as a non-employee director immediately following an annual meeting of our stockholders will automatically be granted (1) an option to purchase 8,500 shares of common stock and (2) a restricted stock award of 4,250 shares of common stock. The shares subject to each annual option grant vest in a series of 12 successive equal monthly installments measured from the date of grant, and the shares subject to each annual restricted stock award vest one year from the date of grant, or, if earlier, on the date of the next annual meeting of stockholders following the date of grant. Further, the individuals who are serving as the chairperson of each of the audit committee, the compensation committee and the nominating and corporate governance committee immediately following an annual meeting of our stockholders will each automatically be granted an option as follows: (i) for the chairperson of the Audit Committee, an option to purchase 5,000 shares of common stock; (ii) for the chairperson of the Compensation Committee, an option to purchase 3,000 shares of common stock; (iii) for the chairperson of the Nominating and Corporate Governance Committee, an option to purchase 2,000 shares of common stock. The shares subject to the additional annual option grant to the chairperson of each of the foregoing committees vest in a series of 12 successive equal monthly installments measured from the date of grant, or, if earlier, will fully vest on the date of the next annual meeting of stockholders following the date of grant. The exercise price of each award under the Amended 2005 Directors Plan will be the fair market value of the Company’s common stock on the date of grant.

The following chart identifies the automatic awards granted to non-employee directors under the 2005 Directors Plan and, subject to stockholder approval, the Amended 2005 Directors Plan:

	2005 Directors Plan		Amended 2005 Directors Plan
	Nonstatutory Stock Option	Restricted Stock Grant	Nonstatutory Stock Option	Restricted Stock Grant
Grants to:
New non-employee director	40,000	None	25,000	12,500
Annual grant to director	10,000	None	8,500	4,250
Annual grant to chairperson of Audit Committee	5,000	None	5,000	None
Annual grant to chairperson of Compensation Committee	None	None	3,000	None
Annual grant to Chairperson of Nominating and Corporate Governance Committee	5,000	None	2,000	None

Additional Terms and Features

Additional terms and features of the Amended 2005 Directors Plan are provided below for your information. These terms and features are substantially identical to the terms and features currently contained in the 2005 Directors Plan.

Administration.  Our Board of Directors will administer the Amended 2005 Directors Plan. The exercise price of the awards granted under the Amended 2005 Directors Plan will be equal to the fair market value of our common stock on the date of grant. No award granted under the Amended 2005 Directors Plan may be exercised after the expiration of ten years from the date it was granted. Awards granted under the Amended 2005 Directors Plan are generally not transferable except by will, or the laws of descent and distribution. However, an award may be transferred for no consideration upon written consent of our Board of Directors if (i) at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of shares upon the exercise of such transferred award, or (ii) the transfer is to the holder’s employer or its affiliate at the time of transfer.

If an award holder’s service relationship with us, or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant of ours or an affiliate, ceases for any reason other than disability, death, or following a change in control, the holder may exercise any vested awards for a period of three months following the cessation of service. If a holder’s service relationship with us, or any of our affiliates, ceases due to disability or death (or a holder dies within a certain period following cessation of service), the holder or a beneficiary may exercise any vested awards for a period of 12 months in the event of disability, and 18 months in the event of death. If a holder’s service terminates within 12 months following a specified change in control transaction, the holder may exercise vested awards for a period of 12 months following the effective date of such a transaction. In no event, however, may an award be exercised beyond the expiration of its term.

Changes to Capital Structure.  In the event that there is a specified type of change in our capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us, appropriate adjustments will be made to (i) the number of shares reserved under the Amended 2005 Directors Plan, (ii) the maximum number of shares by which the share reserve may increase automatically each year, (iii) the number of shares as to which the automatic award grants will be made, and (iv) the number of shares and exercise price or strike price of all outstanding awards.

Corporate Transactions.  In the event of specific significant corporate transactions, such as a sale of all or substantially all of our assets, a sale of at least 90% of our outstanding securities in a merger, consolidation or similar transaction in which we are not the surviving entity, or a merger, consolidation or similar transaction in which we are the surviving entity but our common stock outstanding immediately prior to the transaction is exchanged for or converted into other property, all outstanding awards under the Amended 2005 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by award holders then performing services for us or our affiliates, the vesting and exercisability of such awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding awards will terminate if not exercised prior to the effective date of the corporate transaction. Our Board of Directors may also provide that the holder of an outstanding award not assumed in the corporate transaction will surrender such award in exchange for a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the award, over (ii) the exercise price otherwise payable in connection with the award.

Changes in Control.  The vesting and exercisability of awards held by non-employee directors who are required to resign their position in connection with a specified change in control transaction, such as the acquisition by a party of more than 50% of our voting securities or our consummation of a merger or similar transaction in which our stockholders immediately prior to the transaction do not hold more than 50% of the securities of the surviving entity following the transaction, or are removed from their position in connection with such a change in control will be accelerated in full.

Summary of Existing Benefits and New Benefits

The following table presents certain information with respect to options granted under the 2005 Directors Plan as of March 29, 2007, and awards to be granted following the Company’s 2007 Annual Meeting of Stockholders, subject to stockholder approval of the Amended 2005 Directors Plan:

	Outstanding Options Under the 2005 Directors Plan As of March 29, 2007	Awards to be Granted Under the Amended 2005 Directors Plan Following the 2007 Annual Meeting
All Current Non-Employee Directors as a Group:	Nonstatutory stock options to purchase 350,000 shares of common stock.	1. Nonstatutory stock options to purchase 52,500 shares of common stock. 2. Restricted stock awards for 21,250 shares of common stock.

PERFORMANCE MEASUREMENT COMPARISON (1)

The following graph shows the total stockholder return as of the dates indicated of an investment of $100 in cash on November 2, 2005 (the date the Company’s common stock was first publicly traded) for (i) the Company’s common stock, (ii) the Nasdaq Composite Index and (iii) the RDG Internet Composite Index. All values assume reinvestment of the full amount of any dividends, however, no dividends have been declared on our common stock to date. The stock price performance on the graph below is not necessarily indicative of future performance.

*      $100 invested on November 2, 2005 in stock or on October 31, 2005 in index-including reinvestment of dividends. Fiscal year ending December 31.

(1)   This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)   This table dates back to November 2, 2005, the first date on which the Company’s stock was publicly traded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

RELATED TRANSACTIONS – POLICY AND PROCEDURES

Our Audit Committee has authority to review and approve all related party transactions as set forth in the Audit Committee Charter. To identify related party transactions, each year, we submit and  require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating and Corporate Governance Committee determines, on an annual basis, which members of our Board of Directors are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Conduct establishes the standards of behavior for all employees, officers, and directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Website Pros’ stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Corporate Secretary, Website Pros, Inc., 12735 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258 or contact Kevin Carney at (904) 680-6623. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 is available without charge on our corporate website at http://ir.websitepros.com/sec.cfm or by mail upon written request to: Corporate Secretary, Website Pros, Inc., 12735 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kevin M. Carney

Secretary

April 9, 2007

APPENDIX A

WEBSITE PROS, INC.

AMENDED AND RESTATED
2005 NON-EMPLOYEE DIRECTORS’ STOCK PLAN

INITIALLY ADOPTED:  APRIL 6, 2005

AMENDED AND RESTATED:  JANUARY 25, 2007

APPROVED BY STOCKHOLDERS AS AMENDED AND RESTATED:  MAY [8], 2007

1.             GENERAL.

(a)           Eligible Recipients. The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.

(b)           Available Stock Awards. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options and Restricted Stock Awards.

(c)           General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(d)           Amendment and Restatement. The Plan amends and restates the Website Pros, Inc. 2005 Non-Employee Directors’ Stock Option Plan.  All options previously granted under Website Pros, Inc. 2005 Non-Employee Directors’ Stock Option Plan and outstanding as of the Amendment Effective Date shall remain subject to the terms and conditions of the Plan, as amended and restated hereby.

2.             DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)           “Accountant” means the independent public accountants of the Company.

(b)           “Additional Annual Grant” means a Stock Award granted annually to the Non-Employee Director who meets the specified criteria pursuant to Section 6(b)(ii).

(c)           “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(d)           “Annual Grant” means one or more Stock Awards granted annually to all Non-Employee Directors who meet the specified criteria pursuant to Section 6(b)(i).

(e)           “Annual Meeting” means the annual meeting of the stockholders of the Company.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).

(h)           “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)         the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv)          there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)            individuals who, on the Amendment Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(i)            “Code” means the Internal Revenue Code of 1986, as amended.

(j)            “Common Stock” means the common stock of the Company.

(k)           “Company” means Website Pros, Inc., a Delaware corporation.

(l)            “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(m)          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(n)           “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)         the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)          the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)           “Director” means a member of the Board.

(p)           “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(q)           “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(r)           “Entity” means a corporation, partnership or other entity.

(s)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)            “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Original Effective Date of the Plan as set forth in Section 15, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(u)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. If there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(v)            “Initial Grant” means a Stock Award granted to a Non-Employee Director who meets the specified criteria pursuant to Section 6(a).

(w)           “Non-Employee Director” means a Director who is not an Employee.

(x)           “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)           “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(aa)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb)         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc)         “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd)         “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ee)         “Plan” means this Website Pros, Inc. Amended and Restated 2005 Non-Employee Directors’ Stock Plan.

(ff)           “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 8.

(gg)         “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of an individual Restricted Stock Award grant.  Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(hh)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ii)           “Securities Act” means the Securities Act of 1933, as amended.

(jj)           “Stock Award” means any right to receive the Common Stock granted under the Plan, including a Nonstatutory Stock Option or a Restricted Stock Award.

(kk)        “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ll)           “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3.             ADMINISTRATION.

(a)           Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan.

(b)           Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine the provisions of each Stock Award to the extent not specified in the Plan.

(ii)           To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)         To amend the Plan or a Stock Award as provided in Section 13.

(iv)          To terminate or suspend the Plan as provided in Section 14.

(v)            Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)           Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.             SHARES SUBJECT TO THE PLAN.

(a)           Share Reserve. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven hundred sixty thousand (760,000), plus an automatic annual increase beginning on January 1, 2008 and ending on (and including) January 1, 2015, in an amount equal to the lesser of (i) the excess of (A) the number of shares of common stock subject to Stock Awards granted during the preceding calendar year, over (B) the number of shares added back to the share reserve during the preceding calendar year, or (ii) that number of shares (not to exceed 200,000 shares) as may be determined by the Board. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b)           Reversion of Shares to the Share Reserve. If a Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been vested or exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of a Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan.

(c)           Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.             ELIGIBILITY.

The Stock Awards shall automatically be granted under the Plan as set forth in Section 6 to all Non-Employee Directors who meet the specified criteria.

6.             NON-DISCRETIONARY GRANTS.

(a)           Initial Grants. Without any further action of the Board, each person who on or after the Amendment Effective Date is elected or appointed for the first time to be, a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Initial Grant consisting of (i) an Option to purchase 25,000 shares of Common Stock on the terms and conditions set forth in Section 7 and (ii) a Restricted Stock Award of 12,500 shares of Common Stock on the terms and conditions set forth in Section 8.

(b)           Annual Grants.

(i)            Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2007, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant consisting of (i) an Option to purchase 8,500 shares of Common Stock on the terms and conditions set forth in Section 7 and (ii) a Restricted Stock Award of 4,250 shares of Common Stock on the terms and conditions set forth in Section 8; provided, however, that if the person has not been serving as an Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares subject to such Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as an Non-Employee Director.

(ii)           Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2007, each person who is then serving as chairperson of the audit committee, the compensation committee, or the nominating and corporate governance committee of the Board automatically shall be granted an Additional Annual Grant as follows: (i) for the chairperson of the audit committee, an Option to purchase 5,000 shares of Common Stock on the terms and conditions set forth in Section 7; (ii) for the chairperson of the compensation committee, an Option to purchase 3,000 shares of Common Stock on the terms and conditions set forth in Section 7; and (iii) for the chairperson of the nominating and corporate governance committee, an Option to purchase 2,000 shares of Common Stock of on the terms and condition set forth in Section 7, provided, however, that if the person has not been serving as chairperson of the audit committee or the nominating and corporate governance committee, as applicable, of the Board for the entire period since the preceding Annual Meeting, then the number of shares subject to such Additional Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve in such capacity.

7.             OPTION PROVISIONS.

Each Option Agreement shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option Agreement shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)           Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)           Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(c)           Consideration. The purchase price of Common Stock acquired pursuant to an Option may be paid, to the extent permitted by applicable law, in any combination of (i) cash or check, (ii) delivery to the Company (either by actual delivery or attestation) of shares of Common Stock held for more than six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes), or (iii) to the extent permitted by law, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(d)           Transferability. Except as otherwise provided for in this Section 7(d), an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable only by the Optionholder during the life of the Optionholder. However, an Option may be transferred for no consideration upon written consent of the Board if (i) at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of shares by the Company upon the exercise of such transferred Option, or (ii) the transfer is to the Optionholder’s employer at the time of transfer or an affiliate of the Optionholder’s employer at the time of transfer. In addition, an Option may be transferred pursuant to a qualified domestic relations order. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to the Option prior to such transfer. The forgoing right to transfer the Option shall apply to the right to consent to amendments to the Option Agreement for such Option. In addition, until the Optionholder transfers the Option, an Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)           Vesting. Options shall vest as follows:

(i)            Initial Grant. The Initial Grant shall vest in a series of thirty-six (36) successive equal monthly installments over the Optionholder’s Continuous Service over the three (3)-year period measured from the date of grant.

(ii)           Annual Grant and Additional Annual Grant. The Annual Grant and the Additional Annual Grant shall vest in a series of twelve (12) successive equal monthly installments over the Optionholder’s Continuous Service over the one (1)-year period measured from the date of grant.

(f)            Early Exercise. The Option Agreement may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

(g)           Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or upon a Change in Control), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(h)           Extension of Termination Date. If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(i)            Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement, the Option shall terminate.

(j)            Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death, or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k)           Termination Upon Change in Control. In the event that an Optionholder’s Continuous Service terminates as of, or within twelve (12) months following a Change in Control, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) within such period of time ending on the earlier of (i) the date twelve (12) months following the effective date of the Change in Control (or such longer or shorter period specified in the Option Agreement), or (ii)

the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

8.             RESTRICTED STOCK AWARD PROVISIONS.

Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as required by the Plan.  Each Restricted Stock Award Agreement shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate.  To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  Each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the Restricted Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a)           Consideration. A Restricted Stock Award may be awarded in consideration for (i) past or future services actually or to be rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(b)           Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with the following vesting schedule:

(i)            Initial Grants: One-third (1/3rd) of the shares shall vest on each of the first three (3) anniversaries of the date of grant.

(ii)           Annual Grants: The shares shall vest twelve (12) months following the date of grant or, if earlier, on the date of the next Annual Meeting following the date of grant.

(c)           Transferability. So long as any shares of Common Stock awarded under the Restricted Stock Award Agreement remain subject to vesting, the right to acquire shares of Common Stock under the Restricted Stock Award Agreement shall not be transferable by the Participant, without the written consent of the Board.

(d)           Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates for any reason, including as a result of death or Disability, any shares of Common Stock subject to the Restricted Stock Award Agreement that have not vested as of the date of termination of Continuous Service may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

9.             SECURITIES LAW COMPLIANCE.

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award, or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.          USE OF PROCEEDS FROM SALES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.          MISCELLANEOUS.

(a)           Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise, if applicable, of the Stock Award pursuant to its terms.

(b)           No Service Rights. Nothing in the Plan, any instrument executed, or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c)           Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the exercise or acquisition of Common Stock under the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(d)           Withholding Obligations. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

(e)           Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

12.          ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)           Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the original date of the Plan without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 4(a), (iii) the class(es) and number of securities for which the nondiscretionary Stock Awards are made pursuant to Section 6, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)  For avoidance of doubt, the share numbers set forth in Section 4(a) above take into consideration and include all adjustments required hereunder up through and including the Amendment Effective Date.

(b)           Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c)           Corporate Transaction.

(i)            Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation not choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.

(ii)           Stock Awards Held by Active Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Active Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)         Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to any other Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Active Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall not be accelerated unless otherwise provided in Section 12(d) or in a written agreement between the Company or any Affiliate and the holder of such Stock Awards, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)          Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) the exercise price payable by the Participant in connection with such exercise.

(d)           Change in Control. In the event that a Participant (i) is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, or (ii) is removed from his or her position as a Non-Employee Director in connection with a Change in Control, the outstanding Stock Awards held by such Participant shall become fully vested and exercisable, if applicable, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse in full, in each case immediately prior to the effectiveness of such resignation or removal (and contingent upon the effectiveness of such Change in Control).

(e)           Parachute Payments.

(i)            If the acceleration of the vesting and exercisability of Stock Awards provided for in Sections 12(c) and 12(d), together with payments and other benefits of a Participant, (collectively, the “Payment”) (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 12(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Payment shall be either (1) provided to such Participant in full, or (2) provided to such Participant as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

(ii)           Unless the Company and such Participant otherwise agree in writing, any determination required under this Section 12(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date that triggers the Payment or a portion thereof): (i) reduction of cash payments; (ii) cancellation of accelerated vesting of Stock Awards; and (iii) reduction of other benefits paid to the Participant. If acceleration of vesting of Stock Awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of Stock Awards (i.e., the earliest granted Stock Award cancelled last) unless the Participant elects in writing a different order for cancellation.

(iii)         For purposes of making the calculations required by this Section 12(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Participant shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section 12(e).

(iv)          If, notwithstanding any reduction described above, the Internal Revenue Service (the “IRS”) determines that the Participant is liable for the Excise Tax as a result of the Payment, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the Payment (the “Repayment Amount”). The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.

(v)            Notwithstanding any other provision of this Section 12(e), if (i) there is a reduction in the Payment as described above, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay or otherwise provide to the Participant that portion of the Payment that was reduced pursuant to this Section 12(e) contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the Payment are maximized.

(vi)          If the Participant either (i) brings any action to enforce rights pursuant to this Section 12(e), or (ii) defends any legal challenge to his or her rights under this Section 12(e), the Participant shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Participant, the court finds that the action was brought in good faith.

13.          AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)           Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board, at any time and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b)           Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

(c)           No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(d)           Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant, and (ii) the Participant consents in writing.

14.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)           Plan Term. The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.          EFFECTIVE DATE OF PLAN.

The Plan initially became effective on November 1, 2005 (the “Original Effective Date”).  The Plan was amended and restated by the Board on January 25, 2007, subject to stockholder approval within twelve (12) months after the date the Plan was amended and restated (the date of such stockholder approval, the “Amendment Effective Date”).

16.          CHOICE OF LAW.

The law of the state of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of laws rules.

WEBSITE PROS, INC.

AMENDED AND RESTATED
2005 NON-EMPLOYEE DIRECTORS’ STOCK PLAN

OPTION AGREEMENT

(NONSTATUTORY STOCK OPTION)

Pursuant to your Option Grant Notice (“Grant Notice”) and this Option Agreement, Website Pros, Inc. (the “Company”) has granted you an option under its Amended and Restated 2005 Non-Employee Directors’ Stock Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice, are as follows:

1.                                      VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.                                      NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3.                                      METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)                                  In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b)                                  In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

4.                                      WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

5.                                      SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6.                                      TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)                                  three (3) months after the termination of your Continuous Service for any reason other than your Disability or death or upon a Change in Control, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 5, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b)                                  twelve (12) months after the termination of your Continuous Service due to your Disability;

(c)                                  eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d)                                  twelve (12) months after the effective date of a Change in Control if termination occurs as of, or within twelve (12) months following the effective date of such a Change in Control;

(e)                                  the Expiration Date indicated in your Grant Notice; or

(f)                                    the day before the tenth (10th) anniversary of the Date of Grant.

7.                                      EXERCISE.

(a)                                  You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)                                  By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

8.                                      TRANSFERABILITY. Your option is transferable only by will or by the laws of descent and distribution and is exercisable only by you during your lifetime. However, you may transfer your option for no consideration upon written consent of the Board (i) if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of shares by the Company upon the exercise of such transferred option, or (ii) the transfer is to your employer at the time of transfer or an affiliate of your employer at the time of transfer. In addition, an Option may be transferred pursuant to a qualified domestic relations order. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to your option prior to such transfer. The forgoing right to transfer your option shall apply to the right to consent to amendments to the Option Agreement for such option. In addition, until you transfer the option, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

9.                                      CHANGE IN CONTROL.

(a)                                  In the event that you are required to resign your position as a Non-Employee Director as a condition of a Change in Control or you are removed from your position as a Non-Employee Director in connection with a Change in Control, your option shall become fully vested and exercisable immediately prior to the effectiveness of such resignation or removal (and contingent upon the effectiveness of such Change in Control).

(b)                                  If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Stock Awards; reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your Stock Awards (i.e., earliest granted Stock Award cancelled last) unless you elect in writing a different order for cancellation.

(c)                                  The accounting firm engaged by the Company for general tax purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(d)                                  The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon you and the Company.

10.                               OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or of the Company or an Affiliate to continue your service relationship. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant of the Company or an Affiliate.

11.                               WITHHOLDING OBLIGATIONS.

(a)                                  At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)                                  Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)                                  You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

12.                               TAX CONSEQUENCES. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of the option and the transactions contemplated by this Option Agreement.  You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the option or the transactions contemplated by this Option Agreement.  You acknowledge that you shall be solely responsible for making any filings or elections under the Code, even if you request the Company or its representatives to make any filing on your behalf.

13.                               NOTICES. Any notice or request required or permitted under the Plan or hereunder shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid.  All notices shall be addressed (i) if to the Company, to the attention of the Company’s general counsel at the Company’s principal office, and (ii) if to you, to the last address you provided to the Company.

14.                               GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

WEBSITE PROS, INC.

AMENDED AND RESTATED

2005 NON-EMPLOYEE DIRECTORS’ STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to your Restricted Stock Award Grant Notice (“Grant Notice”) and this Restricted Stock Award Agreement (the “Award Agreement”), Website Pros, Inc. (the “Company”) has awarded you (“Participant”) the right under its Amended and Restated 2005 Non-Employee Directors’ Stock Plan (the “Plan”) to acquire the number of shares of the Company’s Common Stock indicated in your Grant Notice (collectively, the “Award”).  Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.                                      ACQUISITION OF SHARES. By signing the Grant Notice, you hereby agree to acquire from the Company, and the Company hereby agrees to issue to you, the aggregate number of shares of Common Stock specified in your Grant Notice for the consideration set forth in Section 3 and subject to all of the terms and conditions of the Award and the Plan.  You may not acquire less than the aggregate number of shares specified in the Grant Notice.

2.                                      CLOSING. Your acquisition of the shares shall be consummated as follows:

(a)                                  You will acquire the shares by delivering your Grant Notice, executed by you in the manner required by the Company, to the Corporate Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the date that you have executed the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) (the “Closing Date”) along with any consideration, other than your services, if any, required to be delivered by you by law on the Closing Date and such additional documents as the Company may then require.

(b)                                  The Company will direct the transfer agent for the Company to deliver to Escrow Agent (as defined in Section 9 below) pursuant to the terms of Section 9 below, the certificate or certificates evidencing the shares of Common Stock being acquired by you.  You acknowledge and agree that any such shares may be held in book entry form directly registered with the transfer agent or in such other form as the Company may determine.

3.                                      CONSIDERATION. Unless otherwise required by law, the shares of Common Stock to be delivered to you on the Closing Date shall be deemed paid, in whole or in part in exchange for the services rendered or to be rendered by you to the Company or an Affiliate in the amounts and to the extent required by law.  In the event additional consideration is required by law so that the Common Stock acquired under this Award Agreement is deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration to be paid.

4.                                      VESTING. Subject to the limitations contained herein, the shares will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.  Shares acquired by you that have vested in accordance with the Vesting Schedule set forth in the Grant Notice and this Section 4 or any other provision of the Plan are “Vested Shares.”  Shares acquired by you pursuant to this Award Agreement that are not Vested Shares are “Unvested Shares.”

5.                                      RIGHT OF REACQUISITION. The Company shall simultaneously with the termination of your Continuous Service automatically reacquire (the “Reacquisition Right”) for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares.  Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to Escrow Agent, as defined below) within ninety (90) days after the termination of your Continuous Service, and Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company.  If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous

Service, Escrow Agent shall transfer to the Company the number of Unvested Shares the Company is reacquiring.  The Reacquisition Right shall expire when all of the shares have become Vested Shares.

6.                                      CHANGE IN CONTROL; CAPITALIZATION ADJUSTMENTS. In the event of a Change in Control, the Award and the shares of Common Stock acquired under the Award will be subject to the terms and conditions contained in Section 12 of the Plan.  In addition, the number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments.

7.                                      CERTAIN CORPORATE TRANSACTIONS. As provided in Section 12(c) of the Plan, in the event of a Corporate Transaction, the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor’s parent corporation), if any, in connection with such transaction.  To the extent the Reacquisition Right remains in effect following such Corporate Transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Corporate Transaction.

8.                                      SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not be issued any Common Stock under your Award unless the shares of Common Stock issuable thereunder are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award also must comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

9.                                      ESCROW OF UNVESTED SHARES. As security for your faithful performance of the terms of this Award Agreement and to insure the availability for delivery of your Common Stock upon execution of the Reacquisition Right, you agree to the following “Joint Escrow” and “Joint Escrow Instructions,” and you and the Company hereby authorize and direct the Corporate Secretary of the Company or the Corporate Secretary’s designee (“Escrow Agent”) to hold the documents delivered to Escrow Agent pursuant to the terms of this Award Agreement and of your Grant Notice, in accordance with the following Joint Escrow Instructions:

(a)                                  In the event you cease your Continuous Service, the Company shall pursuant to the Reacquisition Right, automatically reacquire for no consideration all Unvested Shares, as of the date of such termination, unless the Company elects to waive such right as to some or all of the Unvested Shares.  If the Company elects to waive the Reacquisition Right, the Company will give you and Escrow Agent a written notice specifying the number of Unvested Shares not to be reacquired. You and the Company hereby irrevocably authorize and direct Escrow Agent to close the transaction contemplated by such notice as soon as practicable following the date of termination of service in accordance with the terms of this Award Agreement and the notice of waiver, if any.

(b)                                  Vested Shares shall be delivered to you upon your request given in the manner provided in Section 17 for providing notice.

(c)                                  At any closing involving the transfer or delivery of some or all of the property subject to the Grant Notice and this Award Agreement, Escrow Agent is directed (i) to date any stock assignments necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver the same, together with the certificate, if any, evidencing the shares of Common Stock to be transferred, to you or the Company, as applicable.

(d)                                  You irrevocably authorize the Company to deposit with Escrow Agent the certificates, if any, evidencing shares of Common Stock to be held by Escrow Agent hereunder and any additions and substitutions to such shares as specified in this Award Agreement.  You hereby irrevocably constitute and appoint Escrow Agent as your attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction contemplated herein.

(e)                                  This escrow shall terminate upon the expiration or application in full of the Reacquisition Right, whichever occurs first, and the completion of the tasks contemplated by these Joint Escrow Instructions.

(f)                                    If at the time of termination of this escrow, Escrow Agent should have in its possession any documents, securities, or other property belonging to you, Escrow Agent shall deliver all of same to you and shall be discharged of all further obligations hereunder.

(g)                                 Except as otherwise provided in these Joint Escrow Instructions, Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

(h)                                 Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or their assignees.  Escrow Agent shall not be personally liable for any act Escrow Agent may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for you while acting in good faith and any act done or omitted by Escrow Agent pursuant to the advice of Escrow Agent’s own attorneys shall be conclusive evidence of such good faith.

(i)                                    Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders, judgments, decrees or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court.  In case Escrow Agent obeys or complies with any such order, judgment, or decree of any court, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

(j)                                    Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this Award Agreement or any documents or papers deposited or called for hereunder.

(k)                                Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with Escrow Agent.

(l)                                    Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if Escrow Agent shall cease to be the Secretary of the Company, if applicable, or if Escrow Agent shall resign by written notice to each party.  In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or any other person as successor Escrow Agent and you hereby confirm the appointment of such successor or successors as your attorney-in-fact and agent to the full extent of such successor Escrow Agent’s appointment.

(m)                              If Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(n)                                 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of such securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

(o)                                  By signing this Award Agreement below Escrow Agent becomes a party hereto only for the purpose of the Joint Escrow Instructions in this Section 9; Escrow Agent does not become a party to any other rights and obligations of this Award Agreement apart from those in this Section 9.

(p)                                  Escrow Agent shall be entitled to employ such legal counsel and other experts as Escrow Agent may deem necessary to properly advise Escrow Agent in connection with Escrow Agent’s obligations hereunder.  Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.  The Company shall be responsible for all fees generated by such legal counsel in connection with Escrow Agent’s obligations hereunder.

(q)                                  These Joint Escrow Instructions set forth in this Section 9 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  It is understood and agreed that references to “Escrow Agent” herein refer to the original Escrow Agent and to any and all successor Escrow Agents.  It is understood and agreed that the Company may at any time or from time to time assign its rights under the Award Agreement and these Joint Escrow Instructions in whole or in part.

10.                               IRREVOCABLE POWER OF ATTORNEY. You constitute and appoint the Company’s Secretary as attorney-in-fact and agent to transfer the Common Stock on the books of the Company with full power of substitution in the premises, and to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction contemplated herein.  This is a special power of attorney coupled with an interest (specifically, the Company’s underlying security interest in retaining the shares of Common Stock in the event you do not perform the requisite services for the Company), and is irrevocable and shall survive your death or legal incapacity.  This power of attorney is limited to the matters specified in this Award Agreement.

11.                               RIGHTS AS STOCKHOLDER. Subject to the provisions of this Award Agreement, you shall have the right to exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in the Joint Escrow.  You shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares are Unvested Shares.

12.                               TRANSFER RESTRICTIONS. In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are Unvested Shares or continue to be held in the Joint Escrow; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the “Code”) or Title I of the Employee Retirement Income Security Act of 1974, as amended.  After any Common Stock has been released from the Joint Escrow, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock pursuant to this Award Agreement.

13.                               NON-TRANSFERABILITY OF THE AWARD. Your Award (except for Vested Shares issued pursuant thereto) is not transferable except by will or by the laws of descent and distribution.  In the event of the termination of your Continuous Service prior to the Closing Date, the closing contemplated in this Award Agreement shall not occur.

14.                               AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your service relationship.  In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant of the Company or an Affiliate.

15.                               WITHHOLDING OBLIGATIONS. At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision in cash for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.  In the Company’s sole discretion, the Company may elect, and you hereby authorize the Company, to withhold Vested Shares in such amounts as the Company determines are necessary to satisfy your obligation pursuant to the preceding sentence. Unless the tax withholding obligations of the Company and/or an Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

16.                               TAX CONSEQUENCES. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of the Award and the transactions contemplated by this Award Agreement.  You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the Award or the transactions contemplated by this Award Agreement.  You acknowledge that you shall be solely responsible for making any filings or elections, including any election under Section 83(b) of the Code, even if you request the Company or its representatives to make any filing on your behalf.

17.                               NOTICES. Any notice or request required or permitted under the Plan or hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid.  All notices shall be addressed (i) if to the Company, to the attention of the Company’s general counsel at the Company’s principal office, (ii) if to Escrow Agent, to the attention of the Company’s Corporate Secretary at the Company’s principal office, and (iii) if to you, to the last address you provided to the Company.

18.                               GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

*     *     *

Escrow Agent hereby acknowledges and accepts its rights and responsibilities pursuant to Section 9, above.

Escrow Agent

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
11:59 p.m., Eastern Time, on May 7, 2007.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
Using a black ink pen, mark your votes with an X as shown in	X	telephone. There is NO CHARGE to you for the call.
this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 and 3.
1.	Election of Directors	For	Withhold	For	Withold
01 – Julius Genachowski*	☐	☐	02 – Robert S. McCoy, Jr.*	☐	☐

* Each nominee to hold office until the 2010 Annual Meeting of Stockholders.

For	Against	Abstain	For	Against	Abstain
2.	To ratify selection by the Audit Committee of the Board of	3.	To Approve the Amended and
Directors of Ernst & Young LLP as independent auditors of	☐	☐	☐	Restated 2005 Non-Employee	☐	☐	☐
the Company for its fiscal year ending December 31, 2007.	Directors’ Stock Plan

B Non-Voting Items
Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – WEBSITE PROS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2007

The undersigned hereby appoints David L. Brown and Kevin M. Carney, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Website Pros, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Website Pros, Inc. to be held at Epping Forest Yacht Club, 1830 Epping Forest Drive, Jacksonville, Florida on Tuesday, May 8, 2007 at 10:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you vote by telephone or Internet, please do not send your proxy by mail.

(Continued and to be signed on reverse side)